EXHIBIT 1.01

Conflict Minerals Report of Helen of Troy Limited

In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Helen of Troy Limited (“Helen of Troy”, the “Company”) for calendar year 2016 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

1.                                      Introduction

Helen of Troy is a leading global consumer products company offering creative solutions for our customers through a diversified portfolio of well-recognized and widely trusted brands. We have built leading market positions through new product innovation, product quality and competitive pricing. Helen of Troy was incorporated as Helen of Troy Corporation in Texas in 1968 and reorganized as Helen of Troy Limited in Bermuda in 1994.  Helen of Troy has four business segments: Housewares, Health & Home, Nutritional Supplements and Beauty.  The Housewares segment provides a broad range of products to help with food preparation, cooking, cleaning, organization, beverage service, and other tasks to ease everyday living for families. Sales for the segment are primarily to retailers, with some direct-to-consumer product distribution. The Health & Home segment provides healthcare and home comfort products. Sales for the segment are primarily to retailers, with some direct-to-consumer product distribution. The Nutritional Supplements segment provides premium branded doctor formulated nutritional supplements, skincare and pain relief products to help people lead healthier, happier lives. This segment sells primarily direct-to-consumer. The Beauty segment provides personal care, beauty care and wellness products including hair styling appliances; grooming tools; decorative haircare accessories; and liquid-, solid- and powder-based personal care products. This segment sells primarily to retailers and beauty supply wholesalers.  Helen of Troy purchases its products from unaffiliated manufacturers, most of which are located in China, Mexico and the United States.

Helen of Troy contracts to have products manufactured that may contain gold, tantalum, tin and tungsten (“3TG”).  As these materials may be necessary to Helen of Troy’s products, the Company has embarked on a process to trace the origin of these metals to determine whether its sourcing practices support conflict or human rights abuses in the Democratic Republic of Congo (“DRC”) and the surrounding area (the “Covered Countries”). The intent of this Conflict Minerals Report (“CMR”) is to describe this due diligence process.

2.                                      Product Description

Helen of Troy contracts to have products manufactured that may contain 3TG, such as houseware, health & home, and beauty consumer products.  Helen of Troy purchases finished product and is therefore several tiers removed from the mining operations.  The Company does not purchase any materials directly from smelters or refiners so Helen of Troy must rely on its suppliers to provide reliable and accurate information about 3TG.

Helen of Troy’s suppliers were requested to use the Conflict Minerals Reporting Template (“CMRT”) to identify gold, tantalum, tin and tungsten smelters or refiners (“SORs”) and associated countries of origin.  Verified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict-Free Smelter Program (“CFSP”), the London Bullion Market Association Good Delivery Program (“LBMA”), and the Responsible Jewelry Council Chain-of-Custody Certification (“RJC”).  Conflict free certification information is current as of April 21, 2017.

3.                                            Reasonable Country of Origin Inquiry Description

Helen of Troy obtained the aforementioned product information by implementing a Reasonable Country of Origin Inquiry (“RCOI”).  Helen of Troy assembled an internal team comprised of representatives from Helen of Troy’s finance, legal and supply chain departments.  Helen of Troy engaged Source Intelligence (“SI”), a third party information management service provider, to gather information from suppliers and establish a system of controls and transparency over its supply chain. This is the fourth consecutive year the Company worked with SI. Helen of Troy’s Tier 1 suppliers were engaged by SI to collect information regarding the presence and sourcing of 3TG used in the products supplied to them.  Information was collected and stored using an online platform provided by SI.

Supplier Engagement

As in previous years, the RCOI began with an introduction email from Helen of Troy to suppliers describing its conflict minerals reporting requirements. Following that introduction email, a subsequent email was sent to suppliers containing a registration and survey request link to the online data collection platform.  In an effort to increase awareness of the Company’s conflict minerals reporting requirements, supporting regulation, and frequently asked questions (FAQs) concerning 3TG mineral tracing, Helen of Troy’s suppliers were given access to an online Supplier Resource Center.  The Supplier Resource Center provided educational information to facilitate a deeper understanding of conflict minerals and to inform suppliers as to why information was being requested.

Subsequent engagement followed these steps:

•                  Following the initial introductions to the program and information request, up to five reminder emails were sent to each non-responsive supplier requesting survey completion.

•                  Suppliers who remained non-responsive to these email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, further information about the conflict minerals reporting requirements, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information could be provided.

Information Requested

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the online data collection platform or to provide this information in the online survey version. Suppliers were given nine language options to choose from when submitting the CMRT.

Suppliers had the ability to share information at a level with which they are most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Supplier responses were evaluated for plausibility, consistency, and gaps. Additional supplier contacts were conducted as needed.  At all times during the above steps, Helen of Troy’s internal team was able to monitor progress 24 hours per day, 7 days per week via access to the Helen of Troy online data collection platform provided by SI.

4.                                            RCOI Results

Helen of Troy’s RCOI process revealed the following:

•                  A total of 161 Tier 1 suppliers were identified by Helen of Troy as potentially in-scope for conflict mineral reporting purposes and all were contacted as part of the RCOI process.  The survey response rate among these suppliers was 83% (134 responding suppliers).

•                  Of the 134 responding suppliers, 38% (51 suppliers) indicated conflict minerals were necessary to the functionality or production of the products they supply to Helen of Troy.

•                  The 51 suppliers using conflict minerals provided names of 303 verified SORs.

•                  Of the 303 verified SORs, 247 are currently certified, 9 are actively moving through the certification process, and 47 have unknown status.  237 of the 303 verified SORs are not known to source from the DRC/Covered Countries.

•                  Sixty-six of the 303 verified SORs indicated possible DRC/Covered Countries sourcing.  Sixty-five of those smelters are certified conflict free. The remaining one smelter has gone out of business.

The following table lists the verified SORs provided by Helen of Troy’s suppliers, along with the certification status of each SOR as of April 21, 2017.

	Metal	Smelter/Refiner	Certification Status
1	Gold	Abington Reldan Metals, LLC	CFSP - Active
2	Gold	Advanced Chemical Company	CFSP
3	Gold	Aida Chemical Industries Co., Ltd.	CFSP
4	Gold	Al Etihad Gold	CFSP
5	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	LBMA, RJC, CFSP
6	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, CFSP
7	Gold	AngloGold Ashanti	LBMA, CFSP
8	Gold	Argor-Heraeus SA	LBMA, RJC, CFSP
9	Gold	Asahi Pretec Corporation	LBMA, CFSP
10	Gold	Asahi Refining Canada Limited	LBMA, CFSP
11	Gold	Asahi Refining USA Inc.	LBMA, CFSP
12	Gold	Asaka Riken Co., Ltd.	CFSP
13	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Unknown
14	Gold	AU Traders and Refiners	RJC, CFSP
15	Gold	Aurubis AG	LBMA, CFSP
16	Gold	Bangalore Refinery	CFSP - Active
17	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, CFSP
18	Gold	Boliden AB	LBMA, CFSP
19	Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, CFSP

	Metal	Smelter/Refiner	Certification Status
20	Gold	Caridad	Unknown
21	Gold	CCR Refinery - Glencore Canada Corporation	LBMA, CFSP
22	Gold	Cendres + Métaux SA	CFSP - Active
23	Gold	Chimet S.p.A.	LBMA, CFSP
24	Gold	Chugai Mining	Unknown
25	Gold	Daejin Indus Co., Ltd.	CFSP
26	Gold	Daye Non-Ferrous Metals Mining Ltd.	LBMA
27	Gold	DODUCO GmbH	CFSP
28	Gold	Dowa	CFSP
29	Gold	DSC (Do Sung Corporation)	CFSP
30	Gold	Eco-System Recycling Co., Ltd.	CFSP
31	Gold	Elemetal Refining, LLC	LBMA
32	Gold	Emirates Gold DMCC	CFSP
33	Gold	Fidelity Printers and Refiners Ltd.	Unknown
34	Gold	Gansu Seemine Material Hi-Tech Co Ltd	Unknown
35	Gold	Geib Refining Corporation	CFSP
36	Gold	Gold Refinery of Zijin Mining Group Co., Ltd	LBMA, CFSP
37	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	LBMA
38	Gold	Guangdong Jinding Gold Limited	Unknown
39	Gold	Gujarat Gold Centre	Unknown
40	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Unknown
41	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Unknown
42	Gold	Heimerle + Meule GmbH	LBMA, CFSP
43	Gold	Heraeus Metals Hong Kong Ltd	LBMA, RJC, CFSP
44	Gold	Heraeus Precious Metals GmbH & Co. KG	LBMA, CFSP
45	Gold	Hunan Chenzhou Mining Co., Ltd.	Unknown
46	Gold	HwaSeong CJ Co. Ltd	Unknown
47	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, CFSP
48	Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, CFSP
49	Gold	Istanbul Gold Refinery	LBMA, CFSP
50	Gold	Japan Mint	LBMA, CFSP
51	Gold	Jiangxi Copper Company Limited	LBMA, CFSP
52	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	LBMA, CFSP
53	Gold	JSC Uralelectromed	LBMA, CFSP
54	Gold	JX Nippon Mining & Metals Co., Ltd.	LBMA, CFSP
55	Gold	Kaloti Precious Metals	Unknown
56	Gold	Kazzinc	LBMA, CFSP
57	Gold	Kennecott Utah Copper LLC	LBMA, RJC, CFSP
58	Gold	KGHM Polska Miedź Spółka Akcyjna	CFSP - Active
59	Gold	Kojima Chemicals Co., Ltd.	CFSP
60	Gold	Korea Zinc Co., Ltd.	CFSP
61	Gold	Kyrgyzaltyn JSC	LBMA, CFSP
62	Gold	L’azurde Company For Jewelry	Unknown
63	Gold	Lingbao Gold Company Ltd.	Unknown
64	Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Unknown

	Metal	Smelter/Refiner	Certification Status
65	Gold	LS-NIKKO Copper Inc.	LBMA, CFSP
66	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Unknown
67	Gold	Materion	CFSP
68	Gold	Matsuda Sangyo Co., Ltd.	LBMA, CFSP
69	Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, CFSP
70	Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, CFSP
71	Gold	Metalor Technologies (Suzhou) Co Ltd	RJC, CFSP
72	Gold	Metalor Technologies SA	LBMA, RJC, CFSP
73	Gold	Metalor USA Refining Corporation	LBMA, RJC, CFSP
74	Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	LBMA, CFSP
75	Gold	Mitsubishi Materials Corporation	LBMA, CFSP
76	Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, CFSP
77	Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, CFSP
78	Gold	Modeltech Sdn Bhd	CFSP - Active
79	Gold	Morris and Watson	Unknown
80	Gold	Moscow Special Alloys Processing Plant	LBMA, CFSP
81	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	LBMA, CFSP
82	Gold	Navoi Mining and Metallurgical Combinat	LBMA, CFSP - Active
83	Gold	Nihon Material Co., Ltd.	LBMA, CFSP
84	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	RJC, CFSP
85	Gold	Ohura Precious Metal Industry Co., Ltd.	CFSP
86	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	LBMA, CFSP
87	Gold	OJSC Novosibirsk Refinery	LBMA, CFSP
88	Gold	PAMP S.A.	LBMA, RJC, CFSP
89	Gold	Penglai Penggang Gold Industry Co Ltd	Unknown
90	Gold	Prioksky Plant of Non-Ferrous Metals	LBMA, CFSP
91	Gold	PT Aneka Tambang (Persero) Tbk	LBMA, CFSP
92	Gold	PX Precinox SA	LBMA, RJC, CFSP
93	Gold	Rand Refinery (Pty) Ltd.	LBMA, CFSP
94	Gold	Remondis Argentia B.V.	Unknown
95	Gold	Republic Metals Corporation	LBMA, RJC, CFSP
96	Gold	Royal Canadian Mint	LBMA, CFSP
97	Gold	SAAMP	RJC
98	Gold	Sabin Metal Corp.	Unknown
99	Gold	SAFINA A.S.	Unknown
100	Gold	Sai Refinery	Unknown
101	Gold	Samduck Precious Metals	CFSP
102	Gold	SAMWON METALS Corp.	Unknown
103	Gold	SAXONIA Edelmetalle GmbH	CFSP
104	Gold	Schone Edelmetaal B.V.	LBMA, CFSP
105	Gold	SEMPSA Joyería Platería SA	LBMA, CFSP
106	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Unknown
107	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, CFSP
108	Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, CFSP

	Metal	Smelter/Refiner	Certification Status
109	Gold	Singway Technology Co., Ltd.	CFSP
110	Gold	So Accurate Group, Inc.	Unknown
111	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA, CFSP
112	Gold	Solar Applied Materials Technology Corp.	LBMA, CFSP
113	Gold	Sudan Gold Refinery	Unknown
114	Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, CFSP
115	Gold	T.C.A S.p.A	LBMA, CFSP
116	Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, CFSP
117	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, CFSP
118	Gold	Tokuriki Honten Co., Ltd.	LBMA, CFSP
119	Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	Unknown
120	Gold	Tony Goetz NV	Unknown
121	Gold	Torecom	CFSP
122	Gold	Umicore Brasil Ltda.	LBMA, CFSP
123	Gold	Umicore Precious Metals Thailand	RJC, CFSP
124	Gold	Umicore SA Business Unit Precious Metals Refining	LBMA, CFSP
125	Gold	United Precious Metal Refining, Inc.	RJC, CFSP
126	Gold	Valcambi SA	LBMA, RJC, CFSP
127	Gold	Western Australian Mint trading as The Perth Mint	LBMA, CFSP
128	Gold	WIELAND Edelmetalle GmbH	CFSP
129	Gold	Yamamoto Precious Metal Co., Ltd.	CFSP
130	Gold	Yokohama Metal Co., Ltd.	CFSP
131	Gold	Yunnan Copper Industry Co Ltd	Unknown
132	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, CFSP
133	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CFSP
134	Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP
135	Tantalum	D Block Metals, LLC	CFSP
136	Tantalum	Duoluoshan	CFSP
137	Tantalum	Exotech Inc.	CFSP
138	Tantalum	F&X Electro-Materials Ltd.	CFSP
139	Tantalum	FIR Metals & Resource Ltd.	CFSP
140	Tantalum	Global Advanced Metals Aizu	CFSP
141	Tantalum	Global Advanced Metals Boyertown	CFSP
142	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSP
143	Tantalum	H.C. Starck Co., Ltd.	CFSP
144	Tantalum	H.C. Starck Hermsdorf GmbH	CFSP
145	Tantalum	H.C. Starck Inc.	CFSP
146	Tantalum	H.C. Starck Ltd.	CFSP
147	Tantalum	H.C. Starck Smelting GmbH & Co. KG	CFSP
148	Tantalum	H.C. Starck Tantalum and Niobium GmbH	CFSP
149	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP
150	Tantalum	Hi-Temp Specialty Metals, Inc.	CFSP
151	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CFSP
152	Tantalum	Jiangxi Tuohong New Raw Material	CFSP
153	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP

	Metal	Smelter/Refiner	Certification Status
154	Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CFSP
155	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CFSP
156	Tantalum	KEMET Blue Metals	CFSP
157	Tantalum	Kemet Blue Powder	CFSP
158	Tantalum	King-Tan Tantalum Industry Ltd.	CFSP
159	Tantalum	LSM Brasil S.A.	CFSP
160	Tantalum	Metallurgical Products India Pvt., Ltd.	CFSP
161	Tantalum	Mineração Taboca S.A.	CFSP
162	Tantalum	Mitsui Mining and Smelting Co., Ltd.	CFSP
163	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP
164	Tantalum	NPM Silmet AS	CFSP
165	Tantalum	QuantumClean	CFSP
166	Tantalum	Resind Indústria e Comércio Ltda.	CFSP
167	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CFSP
168	Tantalum	Solikamsk Magnesium Works OAO	CFSP
169	Tantalum	Taki Chemical Co., Ltd.	CFSP
170	Tantalum	Telex Metals	CFSP
171	Tantalum	Tranzact, Inc.	CFSP
172	Tantalum	Ulba Metallurgical Plant JSC	CFSP
173	Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CFSP
174	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CFSP
175	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CFSP
176	Tin	Alpha	CFSP
177	Tin	An Thai Minerals Company Limited	Unknown
178	Tin	An Vinh Joint Stock Mineral Processing Company	Unknown
179	Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CFSP
180	Tin	China Tin Group Co., Ltd.	CFSP
181	Tin	CNMC (Guangxi) PGMA Co. Ltd.	Unknown
182	Tin	Cooperativa Metalurgica de Rondônia Ltda.	CFSP
183	Tin	CV Ayi Jaya	CFSP
184	Tin	CV Dua Sekawan	CFSP
185	Tin	CV Gita Pesona	CFSP
186	Tin	CV Serumpun Sebalai	CFSP
187	Tin	CV Tiga Sekawan	CFSP
188	Tin	CV United Smelting	CFSP
189	Tin	CV Venus Inti Perkasa	CFSP
190	Tin	Dowa	CFSP
191	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Unknown
192	Tin	Elmet S.L.U.	CFSP
193	Tin	EM Vinto	CFSP
194	Tin	Estanho de Rondônia S.A.	Unknown
195	Tin	Fenix Metals	CFSP
196	Tin	Gejiu Fengming Metallurgy Chemical Plant	CFSP
197	Tin	Gejiu Jinye Mineral Company	CFSP

	Metal	Smelter/Refiner	Certification Status
198	Tin	Gejiu Kai Meng Industry and Trade LLC	CFSP - Active
199	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP
200	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CFSP - Active
201	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Unknown
202	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CFSP
203	Tin	HuiChang Hill Tin Industry Co., Ltd.	CFSP
204	Tin	Huichang Jinshunda Tin Co. Ltd	Unknown
205	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CFSP
206	Tin	Magnu’s Minerais Metais e Ligas Ltda.	CFSP
207	Tin	Malaysia Smelting Corporation (MSC)	CFSP
208	Tin	Melt Metais e Ligas S.A.	CFSP
209	Tin	Metallic Resources, Inc.	CFSP
210	Tin	Metallo-Chimique N.V.	CFSP
211	Tin	Mineração Taboca S.A.	CFSP
212	Tin	Minsur	CFSP
213	Tin	Mitsubishi Materials Corporation	CFSP
214	Tin	Modeltech Sdn Bhd	Unknown
215	Tin	Nankang Nanshan Tin Co., Ltd.	Unknown
216	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Unknown
217	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CFSP
218	Tin	O.M. Manufacturing Philippines, Inc.	CFSP
219	Tin	Operaciones Metalurgical S.A.	CFSP
220	Tin	PT Aries Kencana Sejahtera	CFSP
221	Tin	PT Artha Cipta Langgeng	CFSP
222	Tin	PT ATD Makmur Mandiri Jaya	CFSP
223	Tin	PT Babel Inti Perkasa	CFSP
224	Tin	PT Bangka Prima Tin	CFSP
225	Tin	PT Bangka Tin Industry	CFSP
226	Tin	PT Belitung Industri Sejahtera	CFSP
227	Tin	PT Bukit Timah	CFSP
228	Tin	PT Cipta Persada Mulia	CFSP
229	Tin	PT DS Jaya Abadi	CFSP
230	Tin	PT Eunindo Usaha Mandiri	CFSP
231	Tin	PT Inti Stania Prima	CFSP
232	Tin	PT Justindo	Unknown
233	Tin	PT Karimun Mining	CFSP
234	Tin	PT Kijang Jaya Mandiri	CFSP
235	Tin	PT Mitra Stania Prima	CFSP
236	Tin	PT O.M. Indonesia	CFSP
237	Tin	PT Panca Mega Persada	CFSP
238	Tin	PT Prima Timah Utama	CFSP
239	Tin	PT Refined Bangka Tin	CFSP
240	Tin	PT Sariwiguna Binasentosa	CFSP
241	Tin	PT Stanindo Inti Perkasa	CFSP
242	Tin	PT Sukses Inti Makmur	CFSP

	Metal	Smelter/Refiner	Certification Status
243	Tin	PT Sumber Jaya Indah	CFSP
244	Tin	PT Timah (Persero) Tbk Kundur	CFSP
245	Tin	PT Timah (Persero) Tbk Mentok	CFSP
246	Tin	PT Tinindo Inter Nusa	CFSP
247	Tin	PT Tirus Putra Mandiri	Unknown
248	Tin	PT Tommy Utama	CFSP
249	Tin	PT WAHANA PERKIT JAYA	CFSP
250	Tin	Resind Indústria e Comércio Ltda.	CFSP
251	Tin	Rui Da Hung	CFSP
252	Tin	Soft Metais Ltda.	CFSP
253	Tin	Thaisarco	CFSP
254	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Unknown
255	Tin	VQB Mineral and Trading Group JSC	CFSP
256	Tin	White Solder Metalurgia e Mineração Ltda.	CFSP
257	Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CFSP - Active
258	Tin	Yunnan Tin Group (Holding) Company Limited	CFSP
259	Tungsten	A.L.M.T. Corp.	CFSP
260	Tungsten	ACL Metais Eireli	Unknown
261	Tungsten	Asia Tungsten Products Vietnam Ltd.	CFSP
262	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CFSP
263	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP
264	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Unknown
265	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CFSP
266	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP
267	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP
268	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CFSP
269	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Unknown
270	Tungsten	Global Tungsten & Powders Corp.	CFSP
271	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CFSP
272	Tungsten	H.C. Starck Smelting GmbH & Co. KG	CFSP
273	Tungsten	H.C. Starck Tungsten GmbH	CFSP
274	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CFSP
275	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CFSP
276	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP
277	Tungsten	Hydrometallurg, JSC	CFSP
278	Tungsten	Japan New Metals Co., Ltd.	CFSP
279	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CFSP
280	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Unknown
281	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP
282	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Unknown
283	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CFSP
284	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CFSP
285	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CFSP
286	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CFSP
287	Tungsten	Kennametal Fallon	CFSP

	Metal	Smelter/Refiner	Certification Status
288	Tungsten	Kennametal Huntsville	CFSP
289	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CFSP
290	Tungsten	Moliren Ltd	CFSP
291	Tungsten	Niagara Refining LLC	CFSP
292	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSP
293	Tungsten	Philippine Chuangxin Industrial Co., Inc.	CFSP
294	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CFSP
295	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CFSP
296	Tungsten	Unecha Refractory Metals Plant	CFSP
297	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSP
298	Tungsten	Wolfram Bergbau und Hütten AG	CFSP
299	Tungsten	Woltech Korea Co., Ltd.	CFSP
300	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CFSP
301	Tungsten	Xiamen Tungsten Co., Ltd.	CFSP
302	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CFSP
303	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSP

Certification Status:

1.              Conflict-Free Sourcing Initiative’s (CFSI) Conflict-Free Smelter Program (CFSP)

•                 CFSP: The smelter is currently certified.

•                 CFSP-Active: The smelter is actively moving through the certification process.

2.              Responsible Gold Certificate: London Bullion Market Association (LBMA)

•                 LBMA: The smelter has obtained a Responsible Gold Certification.

3.              Chain of Custody Certificate: Responsible Jewelry Council (RJC)

•                 RJC: The smelter has obtained a Chain-of-Custody Certification.

Countries of origin for these SORs are believed to include:

Angola

Argentina

Armenia

Australia

Austria

Belarus

Belgium

Bermuda

Bolivia

Brazil

Burundi

Cambodia

Canada

Central African Republic

Chile

China

Colombia

Congo (Brazzaville)

Czech Republic

Djibouti

DRC- Congo (Kinshasa)

Ecuador

Egypt

Estonia

Ethiopia

Finland

France

Germany

Ghana

Guinea

Guyana

Hong Kong

Hungary

India

Indonesia

Ireland

Israel

Italy

Japan

Jersey

Kazakhstan

Kenya

Korea, Republic of

Kyrgyzstan

Laos

Luxembourg

Madagascar

Malaysia

Mali

Mexico

Mongolia

Morocco

Mozambique

Myanmar

Namibia

Netherlands

New Zealand

Niger

Nigeria

Papua New Guinea

Peru

Philippines

Poland

Portugal

Russian Federation

Rwanda

Saudi Arabia

Sierra Leone

Singapore

Slovakia

South Africa

South Sudan

Spain

Suriname

Sweden

Switzerland

Taiwan

Tajikistan

Tanzania

Thailand

Turkey

Uganda

United Arab Emirates

United Kingdom

United States

Uzbekistan

Vietnam

Zambia

Zimbabwe

5.                                            Due Diligence Process

Helen of Troy’s due diligence process was designed to conform to the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements(1). It is important to note that the OECD Guidance

(1) OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

was written for both upstream(2) and downstream(3) companies in the supply chain. As Helen of Troy is a downstream company in the supply chain, due diligence practices were tailored accordingly.

•                  Step 1- Establish strong company management systems

Helen of Troy’s conflict minerals policy is publicly available at www.hotus.com. The Company utilizes an internal team comprised of representatives from the finance, legal and supply chain departments to communicate and manage compliance initiatives.  Team members work with the suppliers on a continual basis to maintain an open dialog and transparency in the procurement process. Findings are reported to senior management, as well as to the internal audit department.  The Company’s internal team efforts are supplemented with a third party service provider’s extensive knowledge and experience, as well as training seminars on conflict minerals.

•                  Step 2- Identify and assess risk in the supply chain

The Company continues to refine its list of product categories and suppliers that may fall within the scope of the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Expectations with regard to supplier performance, transparency and sourcing are clearly communicated through supplier training.  Quality assessments with suppliers are being expanded to encompass compliance initiatives.  Suppliers are being encouraged to implement conflict mineral policies with their vendors.

•                  Step 3- Design and implement a strategy to respond to identified risks

Helen of Troy continues to make improvements on risk management.  As RCOI are conducted and additional information becomes available regarding components and materials being used in the Company’s products, potential risks can be tracked and mitigated.  The online platform maintained by SI allows Helen of Troy to access and analyze supplier responses as well as SOR information.  Any suppliers found to be sourcing from SORs that support conflict in the DRC region will be required to explore alternative sources.

(2) Upstream companies refer to those between the mine and SORs. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.

(3) Downstream companies refer to those entities between the SORs and the retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

•                  Step 4- Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

As part of Helen of Troy’s due diligence, and in conjunction with SI, the Company relies upon the following internationally accepted audit standards to determine which SORs are considered DRC Conflict Free:  CFSI, LBMA and RJC.  If the SOR is not certified by these internationally-recognized schemes, attempts are made to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes to track the chain-of-custody on the source of the SOR’s mineral ores.  Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict free policy, an accounting system to support a mass balance of materials processed, and traceability documentation.  Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices.

•                  Step 5- Report on supply chain due diligence

Helen of Troy reports annually on supply chain due diligence through the Form SD and this CMR filed with the Securities and Exchange Commission.  The Form SD is publicly available at www.hotus.com.

6.                                      Steps to Improve Due Diligence

Helen of Troy will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures:

•                  Continue to assess the presence of 3TG in its supply chain

•                  Clearly communicate expectations with regard to supplier performance, transparency and sourcing

•                  Increase the response rate for the RCOI process

•                  Continue to compare RCOI results to information collected via independent conflict free smelter validation programs

7.                                      Product Determination

Based on its RCOI process, Helen of Troy is unable to determine whether or not various components/materials, which contribute to products sold by its business segments, are DRC conflict free.

8.                                      Independent Private Sector Audit

Based on Helen of Troy’s declaration, a private sector audit is not required.